EXHIBIT 23.7


                      CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated January 31, 1997, on the financial statements of Crain Industries, Inc. (and to all references to our firm) included in or made a part of this registration statement.




Arthur Andersen L.L.P.

St. Louis, Missouri
February 3, 1998